Exhibit 10.1

AMENDMENT NO. 1 TO AGREEMENT TO FACILITATE MERGER

THIS AMENDMENT NO. 1 is made and entered into as of August 5, 2003 (this “Amendment No. 1”) TO AGREEMENT TO FACILITATE MERGER made and entered into as of April 9, 2003 by and among FISERV, INC., a Wisconsin corporation (“Fiserv”), FISERV SOLUTIONS, INC., a Wisconsin corporation (“Fiserv Solutions”), FISERV MERGER SUB, INC., a Delaware corporation (“Fiserv Sub”) and a wholly owned subsidiary of Fiserv Solutions, BANKERS INSURANCE GROUP, INC., a Florida corporation (“BIG”), BANKERS INSURANCE COMPANY, a Florida property and casualty insurance company (“BIC”), BANKERS SECURITY INSURANCE COMPANY, a Florida property and casualty insurance company (“BSIC”), and BONDED BUILDERS SERVICE CORP., a Florida home warranty company (“BBSC,” and with BIG, BIC and BSIC, each a “Shareholder” or, collectively, the “Shareholders”).

WHEREAS, as of the date hereof, the Shareholders own beneficially and of record or have the power to vote, or direct the vote of, an aggregate of 8,354,884 shares of common stock, par value $0.01 per share (“Company Common Stock”), of Insurance Management Solutions Group, Inc., a Florida corporation (the “Company”), representing approximately 68% of the outstanding Company Common Stock as of the date hereof;

WHEREAS, as of the date hereof, BIG is indebted to the Company in respect of past due service fees (including without limitation late fees and interest with respect thereto) and current service fees relating to services provided by the Company to BIG pursuant to that certain Insurance Administration Agreement, effective October 1, 2001, as amended (the “Service Agreement”), among Insurance Management Solutions, Inc., a subsidiary of the Company (“IMSI”), and BSIC and BIC, each subsidiaries of BIG (the amount of such indebtedness, together with amounts billed or to be billed for services provided by IMSI to BSIC and BIC under the Service Agreement prior to the date of the closing of the Merger (as defined in the Agreement) being hereinafter referred to as the “BIG Debt”);

WHEREAS, the parties have agreed that certain arrangements should be made with respect to liquidation of the BIG Debt;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.    Section 3 of the Agreement shall be amended to add the following at the end thereof: “provided, however, that each of the Shareholders hereby directs Fiserv, Fiserv Solutions and Fiserv Sub to pay a portion of the Merger Consideration payable to the Shareholders equal to the BIG Debt directly to the Company in full payment and discharge of the BIG Debt, and that the remaining Merger Consideration payable to the Shareholders be paid directly to the Shareholders as required under the Merger Agreement, it being intended that no BIG Debt shall remain outstanding after payment of the Merger Consideration.”

2.     A new Section 18 is hereby added to the Agreement:

18.	Notices. All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) five business days after deposit with the U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of timely deposit with a recognized national courier service for next day delivery (or two business days after such deposit if timely deposited for second business day delivery) or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgement of complete transmission), to the parties as follows:

If to the Company, Fiserv, Fiserv Solutions or Fiserv Sub, as indicated in the Merger Agreement.

If to the Shareholders, to:

Bankers Insurance Group, Inc.

Bankers Insurance Company

Bankers Security Insurance Company

Bonded Builders Service Corp.

360 Central Avenue

St. Petersburg, FL 33701

Attn: President

With a copy to:

Bankers Insurance Group, Inc.

360 Central Avenue

St. Petersburg, FL 33701

Attn: General Counsel

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

IN WITNESS WHEREOF, each of Fiserv, Fiserv Solutions and Fiserv Sub, on the one hand, and the Shareholders, on the other hand, has caused this Agreement to Facilitate Merger to be executed by its duly authorized officer, as of the date and year first above written.

FISERV, INC.		BANKERS INSURANCE GROUP, INC.

By:	/s/ Kenneth R. Jensen	By:	/s/ David K. Meehan
Name:	Kenneth R. Jensen	Name:	David K. Meehan
Title:	Senior Executive Vice President	Title:	Vice Chairman

FISERV SOLUTIONS, INC.		BANKERS INSURANCE COMPANY

By:	/s/ Kenneth R. Jensen	By:	/s/ David K. Meehan
Name:	Kenneth R. Jensen	Name:	David K. Meehan
Title:	Senior Executive Vice President	Title:	President

FISERV MERGER SUB, INC.		BANKERS SECURITY INSURANCE COMPANY

By:	/s/ Kenneth R. Jensen	By:	/s/ David K. Meehan
Name:	Kenneth R. Jensen	Name:	David K. Meehan
Title:	Vice President	Title:	President

BONDED BUILDERS SERVICE CORP.

By:	/s/ Brian Kesnick
Name:	Brian Kesnick
Title:	Chairman